SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2003

EMPIRE FINANCIAL HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31292	56-3627212

(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

1385 West State Road 434, Longwood, Florida 32750

(Address of principal executive office)

(407) 774-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Goble Settlement.

     On October 31, 2003, the Registrant, Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, The Richard L. Goble First Revocable Trust dated 5/13/1999 (the “Goble Trust”) and Richard L. Goble entered into a Stock Purchase and Settlement Agreement, a copy of which is attached hereto as Exhibit 10.15 (the “Settlement Agreement”), pursuant to which certain controversies between and among the parties would be settled as of November 6, 2003.

     Pursuant to the Settlement Agreement, among other matters, on November 6, 2003, (i) the Registrant purchased from the Goble Trust and Mr. Goble an aggregate of 2,088,000 shares (the “Goble Shares”) of common stock, $.01 par value per share (“Common Stock”), of the Registrant and (ii) the parties executed a Mutual Release (the “Mutual Release”), a copy of which is attached hereto as Exhibit 10.16. The Mutual Release provides for certain releases by (i) the Registrant, on behalf of itself and its officers, directors (excluding Mr. Goble) and employees solely in their capacity as officers, directors and employees of the Registrant, (ii) Mr. Goble and (iii) the Goble Trust. In addition, pursuant to the Mutual Release each of the foregoing parties agreed to dismiss any and all pending lawsuits between and among the parties with prejudice.

     In consideration for the purchase of the Goble Shares and in connection with the execution of the Settlement Agreement, (i) Mr. Goble and the Goble Trust received from the Registrant all of the issued and outstanding capital stock of Advantage Trading Group, Inc. and a three year unsecured promissory note in the original principal sum of $400,000, a copy of which is attached hereto as Exhibit 10.17 (the “Goble Note”), and (ii) the Registrant agreed to assume Mr. Goble’s obligation to pay The Gagne First Revocable Trust (the “Gagne Trust”) on November 6, 2003 all of the Assumed G&G Purchase Price (as defined below).

     Mr. Goble, Mr. Gagne and the Gagne Trust also entered into a Stock Purchase Agreement, dated as of November 6, 2003, a copy of which is attached hereto as Exhibit 10.18 (the “G&G Stock Purchase Agreement”), whereby Mr. Goble purchased from the Gagne Trust all of the outstanding capital stock of G & G Holdings, Inc. (“G&G”), a Florida corporation jointly owned by Messrs. Gagne and Goble, for partial consideration to be paid to the Gagne Trust on November 6, 2003, which includes (i) $250,000 in cash, (ii) a three year unsecured promissory note in the original principal sum of $500,000, a copy of which is attached hereto as Exhibit 10.19 (the “Gagne Note”), and (iii) 10,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), of the Registrant (collectively, the “Assumed G&G Purchase Price”).

     In connection with the Registrant’s assumption of Mr. Goble’s obligation to pay the Gagne Trust the Assumed G&G Purchase Price pursuant to the terms and conditions of the G&G Stock Purchase Agreement, the Registrant executed the Gagne Note in favor of the Gagne Trust in the principal sum of $500,000 with simple interest thereon at an annual rate of six percent until December 31, 2004 and nine percent thereafter. The principal amount of the Gagne Note will be payable in monthly installments in the amount of $13,888.89 per installment until the

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earlier of full repayment of the Gagne Note or November 15, 2006. Additionally, in the event that the Registrant receives any proceeds from the issuance of any equity security (other than in connection with the exercise of stock options) or in connection with the incurrence of any indebtedness for money borrowed (excluding indebtedness incurred by the Registrant in connection with margin loans to customers), the Registrant is required to make principal payments in an aggregate amount equal to 50% of the net proceeds to the Gagne Trust and to the payee of the Goble Note in an amount proportional to the then outstanding principal amount of the Gagne Note and the Goble Note. Further, in the event that the Registrant receives any proceeds from the sale, assignment or transfer of its customer accounts, then the Registrant shall be obligated to make principal payments to the Gagne Trust and to the payee of the Goble Note simultaneously with the receipt of such proceeds an aggregate amount equal to the net proceeds actually received by the Registrant, in an amount proportional to the then outstanding principal amount of the Gagne Note and the Goble Note.

     In connection with the Registrant’s assumption of Mr. Goble’s obligation to pay to the Gagne Trust the Assumed G&G Purchase Price pursuant to the terms and conditions of the G&G Stock Purchase Agreement, the Registrant has also authorized the designation of Series A Preferred Stock up to a maximum of 10,000 shares and issued 10,000 shares of Series A Preferred Stock to the Gagne Trust. Pursuant to the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Registrant, a copy of which is attached hereto as Exhibit 10.20, the Series A Preferred Stock ranks prior to the Registrant’s Common Stock and is convertible into shares of Common Stock as determined by dividing the Series A Preferred Stock issue price of $30.00 per share (the “Series A Preferred Stock Issue Price”) by the Series A Preferred Stock conversion price, which is initially $2.00. Holders of Series A Preferred Stock are entitled to receive cumulative dividends at the annual rate per share of nine percent of the Series A Preferred Stock Issue Price. Additionally, upon liquidation, dissolution or winding up of the Registrant the holders of shares of Series A Preferred Stock shall be entitled to be paid $30.00 per share of such stock (as adjusted for any stock dividends, combinations, splits or similar events on the Series A Preferred Stock), plus a cash amount equal to all accrued and unpaid dividends on such shares. Subject to earlier conversion, on November 1, 2008, shares of the Series A Preferred Stock may be redeemed by the Registrant, at the Registrant’s sole option.

     As summarized above, the Registrant, in partial consideration for the purchase of the Goble Shares and in connection with the execution of the Settlement Agreement, executed the Goble Note in favor of Mr. Goble and the Goble Trust in the principal sum of $400,000 with simple interest thereon at an annual rate of six percent until December 31, 2004 and nine percent thereafter. The principal amount of the Goble Note will be payable in monthly installments in the amount of $11,111.11 per installment until the earlier of full repayment of the Goble Note or November 15, 2006. Additionally, the Goble Note has provisions for mandatory principal repayment identical to the provisions contained in the Gagne Note, which provisions are summarized above.

     G&G is the landlord of the space currently leased by the Registrant as its executive offices (the “Premises”). In connection with the Settlement Agreement, the Registrant and G&G entered into an amendment of the Lease Agreement, dated August 13, 1999, as amended, between the parties (the “Lease Agreement”). Pursuant to the Amendment to the Lease

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Agreement, dated as of November 6, 2003, a copy of which is attached hereto as Exhibit 10.21, the following terms, among others, of the Lease Agreement have been modified as follows: (i) the current leaseable square footage of the Premises has been subdivided into Space A, Space B and Space C; (ii) the expiration date of the Lease Agreement becomes April 30, 2005; (iii) the rent payments have been modified and allocated among each of Space A, Space B and Space C; (iv) the calculation of operating expenses has been amended; (v) G&G may not enter into any lease of space in the building where the Premises are located with a company that is a broker-dealer, investment adviser or any entity whose business shall consist of the sale, trading or clearing of securities except for Advantage Trading Group, Inc., which provides securities order execution and clearing services; (vi) the calculation and allocation of the utilities, sales tax, property taxes and insurance has been amended; and (vii) the Registrant may terminate the Lease Agreement with respect to any or all of Space A, Space B and Space C at will upon giving G&G 60 days’ prior written notice.

     Statements contained in this Current Report on Form 8-K as to the contents of any agreement or other document are not necessarily complete and in each instance where reference is made to the copy of an agreement or other document filed as an exhibit hereto, each such statement is qualified in all respects by making reference to the exhibits filed hereto.

Director Resignation.

     On November 6, 2003, Richard L. Goble, a director of the Registrant, resigned from the board of directors of the Registrant. The resignation of Mr. Goble is effective immediately.

SEC Investigation

    As has been publicly reported, the Office of the New York State Attorney General and the United States Securities and Exchange Commission, or the SEC, are investigating practices in the mutual fund industry identified as market timing and late trading of mutual fund shares. The SEC has also been investigating certain broker-dealers who may have assisted clients in market timing or late trading of mutual fund shares. Empire Financial Group, Inc. (the “Company”), a broker-dealer and wholly-owned subsidiary of the Registrant, and four of its employees have received subpoenas from the SEC requesting information and documents from the Company.

     The Company has instituted an internal review concerning its activities in connection with market timing and late trading of mutual funds on behalf of its clients. As a result of the Company’s internal review, the Company has discovered specific instances where employees of the Company (i) assisted clients in engaging in market timing of mutual fund transactions and (ii) entered orders after 4:00 p.m. for the trading of mutual fund shares.

     As of this time, the Company cannot determine the nature or severity of any legal or other regulatory sanctions that may be imposed on the Company. The Company intends to continue to fully and completely cooperate with the SEC and any other regulatory body conducting an investigation.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

10.15	Stock Purchase and Settlement Agreement, dated as of October 31, 2003, by and among the Registrant, Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, Richard L. Goble First Revocable Trust dated 5/13/1999 and Richard L. Goble.

10.16	Mutual Release, executed on October 31, 2003 and effective as of November 6, 2003, by and among the Registrant, Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, Richard L. Goble First Revocable Trust dated 5/13/1999 and Richard L. Goble.

10.17	Promissory Note, dated as of November 6, 2003, issued in favor of Richard L. Goble and the Richard L. Goble First Revocable Trust.

10.18	Stock Purchase Agreement, dated as of November 6, 2003, by and among The Gagne First Revocable Trust, Kevin M. Gagne and Richard L. Goble.

10.19	Promissory Note, dated as of November 6, 2003, issued in favor of Kevin M. Gagne and the Gagne First Revocable Trust.

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10.20	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Empire Financial Holding Company.

10.21	Amendment to Lease Agreement, dated as of November 6, 2003, by and between G & G Holdings, Inc. and the Registrant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE FINANCIAL HOLDING COMPANY

Date: November 7, 2003	By: /s/ Kevin M. Gagne

Kevin M. Gagne Chief Executive Officer

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Index to Exhibits

Exhibit No	Exhibit Title

10.15	Stock Purchase and Settlement Agreement, dated as of October 31, 2003, by and among the Registrant, Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, Richard L. Goble First Revocable Trust dated 5/13/1999 and Richard L. Goble.

10.16	Mutual Release, executed on October 31, 2003 and effective as of November 6, 2003, by and among the Registrant, Henry N. Dreifus, Kevin M. Gagne, Bradley L. Gordon, John J. Tsucalas, Richard L. Goble First Revocable Trust dated 5/13/1999 and Richard L. Goble.

10.17	Promissory Note, dated as of November 6, 2003, issued in favor of Richard L. Goble and the Richard L. Goble First Revocable Trust.

10.18	Stock Purchase Agreement, dated as of November 6, 2003, by and among The Gagne First Revocable Trust, Kevin M. Gagne and Richard L. Goble.

10.19	Promissory Note, dated as of November 6, 2003, issued in favor of Kevin M. Gagne and the Gagne First Revocable Trust.

10.20	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Empire Financial Holding Company.

10.21	Amendment to Lease Agreement, dated as of November 6, 2003, by and between G & G Holdings, Inc. and the Registrant.

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